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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-4 of Chevron Phillips Chemical Company LLC and Chevron Phillips Chemical Company LP of our reports dated February 1, 2001 and June 15, 2000, relating to the combined financial statements of Chevron Chemical Company C Chem Business, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary Historical and Pro Forma Financial Data" and "Selected Historical Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Francisco, California
April 10, 2001